February 4, 2013
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430

Attn:     Timothy Dykstra
Vice President and Corporate Treasurer

Re:    Term Loan
Ladies and Gentlemen:
BANK OF AMERICA, N.A. (the “Lender”) is pleased to make available to SMITHFIELD FOODS, INC., a Virginia corporation (the “Borrower”), a term loan on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

1.	The Term Loan.

(a)
Funding. Subject to the terms and conditions set forth herein, the Lender agrees to make a term loan to the Borrower on the date hereof (the “Loan”) in the principal amount of Two Hundred Million Dollars ($200,000,000). Amounts repaid on the Loan may not be reborrowed. The Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as provided further herein.

(b)
Conversions, Continuations. The Borrower may request that any portion of the Loan be (i) converted to a Base Rate Loan by irrevocable notice to be received by the Lender not later than 12:00 noon on the Business Day of the conversion, or (ii) continued as, or converted to, a Eurodollar Rate Loan by irrevocable notice to be received by the Lender not later than 12:00 noon three Business Days prior to the Business Day of the continuation or conversion. If the Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Eurodollar Rate Loan, the Borrower shall be deemed to have requested that such Eurodollar Rate Loan be continued as a Eurodollar Rate Loan on the last day of the applicable Interest Period with an Interest Period of one month’s duration. If the Borrower requests that any of the Loan be continued as or converted to a Eurodollar Rate Loan, but fails to specify an Interest Period with respect thereto, the Borrower shall be deemed to have selected an Interest Period

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of one month. Notices pursuant to this Paragraph 1(b) may be given by telephone if promptly confirmed in writing in the form of Exhibit C hereto.
Each Eurodollar Rate Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Base Rate Loan shall be in a minimum principal amount of $1,000,000. There shall not be more than three different Interest Periods in effect at any time.

(c)
Interest. At the option of the Borrower, the Loan shall bear interest at a rate per annum equal to (i) the Eurodollar Rate plus the Applicable Rate; or (ii) the Base Rate plus the Applicable Rate. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

The Borrower promises to pay interest (i) for each Eurodollar Rate Loan, (A) on the last day of the applicable Interest Period, and, if the Interest Period is longer than three months, on the respective dates that fall every three months after the beginning of the Interest Period, (B) on the date of any conversion of such Eurodollar Rate Loan to a Base Rate Loan, and (C) on the Maturity Date; (ii) for Base Rate Loans, on the last Business Day of each calendar quarter and on the Maturity Date. If the time for any payment is extended by operation of Law or otherwise, interest shall continue to accrue for such extended period.
After the date any principal amount of the Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), the Borrower shall pay, but only to the extent permitted by Law, interest (after as well as before judgment) on such amounts at the Default Rate. Furthermore, while any other Event of Default exists, the Borrower shall, at the election of the Lender, pay interest on the principal amount of the Loan at the Default Rate. Accrued and unpaid interest on past due amounts shall be payable on demand.
In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable Law.

(d)
Evidence of Loan. The Loan and all payments thereon shall be evidenced by the Lender’s loan accounts and records; provided, however, that upon the request of the Lender, the Loan may be evidenced by a promissory note in the form of Exhibit B hereto in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Loan and payments thereon. Any failure to record the Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loan in accordance with the terms hereof.

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(e)	Repayment. The Borrower promises to pay the outstanding principal amount of the Loan on the Maturity Date.
The Borrower shall make all payments required hereunder not later than 2:00 p.m. on the date of payment in same day funds in Dollars at the office of the Lender located at Bank of America, N.A., 101 North Tryon Street, NC1-001-05-46, Charlotte, North Carolina 28255 or such other address as the Lender may from time to time designate in writing.
All payments by the Borrower to the Lender hereunder shall be made to the Lender in full, free and clear of, and without condition or deduction for any counterclaim, defense, recoupment or set-off and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof unless the Borrower is required to deduct or withhold such amounts by law. If the Borrower is required to deduct or withhold taxes by law, the Borrower shall reimburse the Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on the Lender’s income, franchise taxes imposed on the Lender, or branch profits taxes imposed on the Lender, by the jurisdiction under the Laws of which the Lender is organized or any political subdivision thereof or in which its principal or lending office is located or by any jurisdiction as a result of a present or former connection between the Lender and such jurisdiction, other than a connection arising solely as a result of this Agreement, all excluded items being called “Excluded Taxes”).

(f)
Prepayments. The Borrower may, upon three Business Days’ notice, in the case of Eurodollar Rate Loans, and upon same-day notice in the case of Base Rate Loans, prepay the Loan on any Business Day; provided that (i) the Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment and (ii) any prepayment of the Loan during the first eight months following the date of this Agreement shall be accompanied by a prepayment fee equal to 1.0% of the principal amount of the Loan so prepaid. Prepayments of Eurodollar Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments of Eurodollar Rate Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Prepayments of Base Rate Loans must be in a principal amount of at least $1,000,000 or, if less, the entire principal amount thereof then outstanding.

2.    Conditions Precedent.

(a)
Conditions Precedent to Funding. As a condition precedent to the funding of the Loan, the conditions precedent set forth in Paragraph 2(b) must be satisfied and the Lender must receive the following from the Borrower in form satisfactory to the Lender:

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(i)	the enclosed duplicate of this Agreement duly executed and delivered on behalf of the Borrower;

(ii)
a copy of the articles of incorporation of the Borrower recently certified by the Secretary of State of the jurisdiction of its incorporation, a certified copy of the bylaws of the Borrower and a certified borrowing resolution or other evidence of the Borrower’s authority to borrow;

(iii)	a certificate of incumbency;

(iv)	if requested by the Lender, a promissory note as contemplated in Paragraph 1(d) above;

(v)	a good standing certificate for the Borrower issued as of a recent date by the Secretary of State of the jurisdiction of its incorporation;

(vi)	a legal opinion of counsel to the Borrower;

(vii)	such other documents and certificates as the Lender may reasonably request; and

(viii)
evidence of payment of fees and out-of-pocket expenses of the Lender (including reasonable attorney’s fees pursuant to Paragraph 6(i)) required to be reimbursed or paid by the Borrower under the Loan Documents.

(b)	Conditions to the Borrowing, Continuation and Conversion. As a condition precedent to the initial borrowing, any continuation and any conversion of the Loan:

(i)	in the case of the initial borrowing of the Loan:
(x)    the Borrower must furnish the Lender with, a notice    of borrowing     in the form of Exhibit C hereto;
(y)    each representation and warranty set forth in Paragraph 3 below shall be true and correct in all material respects as if made on the date of such borrowing, except to the extent such representation and warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and
(z)    no Default shall have occurred and be continuing on the date of such borrowing.
Each notice of borrowing shall be deemed a representation and warranty by the Borrower that the conditions referred to in clauses (y) and (z) above have been met.

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(ii)    in the case of any continuation or conversion of the Loan:
(x)    the Borrower must furnish the Lender with a notice of continuation or conversion in the form of Exhibit C hereto; and
(y)    in the case of a continuation of, or conversion to, a Eurodollar Rate Loan, no Event of Default shall have occurred and be continuing on the date of such continuation or conversion.
Each notice of continuation of, or conversion to, a Eurodollar Rate Loan shall be deemed a representation and warranty by the Borrower that the condition referred to in clause (y) above has been met.
3.    Representations and Warranties. The Borrower represents and warrants that:

(a)
Existence and Qualification; Power; Compliance with Laws. It (i) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the state of its organization or formation, (ii) has the power and authority and the legal right to (A) own and operate its properties, to lease the properties it operates and to conduct its business and (B) execute, deliver and perform its obligations under the Loan Documents, (iii) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (iv) is in compliance with all Laws, except in each case referred to in clause (ii)(A), clause (iii) or clause (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)
Authorization; Enforceable Obligations; No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower have been duly authorized by all necessary action, and this Agreement is and the other Loan Documents, when executed, will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance of this Agreement and the other Loan Documents are not in contravention of Law or of the terms of the Borrower’s organizational documents and will not result in the breach of or constitute a default under, or result in the creation of a lien or require a payment to be made under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected.

(c)
Financial Statements; No Material Adverse Effect. The audited consolidated balance sheet and statements of earnings and cash flow of the Borrower and its Subsidiaries as of April 29, 2012, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such

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date in accordance with generally accepted accounting principles applied on a consistent basis. Since April 29, 2012, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

(d)
No Material Litigation. No litigation or governmental proceeding is pending or, to the knowledge of any Responsible Officer of the Borrower, threatened by or against the Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(e)	No Default. No Default has occurred and is continuing.

(f)
Use of Proceeds. The proceeds of the Loan will be used solely for general corporate purposes, and will not be used, directly or indirectly, immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(g)
ERISA. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (a) the Borrower and each of its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and of the Code, relating to Plans and the regulations and published interpretations thereunder, and (b) no ERISA Event has occurred or is reasonably expected to occur. The minimum funding standards of ERISA and the Code with respect to each Plan have been satisfied, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)
Environmental Matters. All facilities owned or leased by the Borrower or its Subsidiaries have been and continue to be in compliance with all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(i)
Full Disclosure. No report, financial statement, certificate or other information furnished (other than information of a general economic or industry nature) in writing by or on behalf of the Borrower to the Lender in connection with this Agreement (including the negotiation hereof), or in connection with the Loan (as modified or supplemented by other information so furnished), contains as of the date furnished any untrue statement of a material fact or omits, when taken together with all other information furnished, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.

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(j)	Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth beneath its signature below.

4.
Covenants. (a) (i) So long as principal of and interest on the Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied, the Borrower shall comply with all the covenants and agreements applicable to it contained in Article V (Affirmative Covenants) (other than (i) Sections 5.02(d), (e) and (g), 5.09(a)(ii), (b) and (c), 5.10, 5.12, 5.13 and 5.14 and (ii) after the Payment in Full of the Obligations, Sections 5.01(f) and 5.02(c)) and Article VI (Negative Covenants) of the Incorporated Agreement, including for purposes of this Paragraph 4 each Additional Incorporated Agreement Covenant, as amended by Paragraph 4(a)(ii) below.

(ii)    The covenants and agreements of the Borrower referred to in the preceding clause (a)(i) and the provisions of Sections 1.04 (other than the second sentence thereof) and 1.05(a) of the Incorporated Agreement (including all exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Additional Incorporated Agreement Covenant, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein with the following amendments:

(1)	all references to “this Agreement” shall be deemed to be references to this Agreement as defined herein;

(2)	all references to the “Company” or the “Borrower” shall be deemed to be references to the Borrower as defined herein;

(3)
all references to the “Administrative Agent” (other than (i) in Section 5.02(c) of the Incorporated Agreement and (ii) in connection with matters relating to the calculation and/or determination of the borrowing base under the Incorporated Agreement), the “Lenders” and the “Required Lenders” shall be deemed to be references to the Lender as defined herein;

(4)	all references to “Default” and “Event of Default” shall be deemed to be references to a Default as defined herein and an Event of Default as defined herein, respectively;

(5)	all references to “Loans” shall be deemed to be references to the Loan as defined herein;

(6)
all references to “Loan Documents” (other than in clause (g) of the definition of “Permitted Encumbrances” in Section 1.01 of the Incorporated Agreement) shall be deemed to include the Loan Documents as defined herein; provided that all references to “Loan Documents” in Sections 1.05(a) and 5.11 of the Incorporated Agreement shall be deemed to solely be references to the Loan Documents as defined herein;

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(7)
all references to “Obligations” (other than in the definition of “Secured Obligations” in Section 1.01 of the Incorporated Agreement) shall be deemed to be references to the Loan as defined herein and all other monetary obligations of the Borrower under this Agreement and the other Loan Documents;

(8)	all references to “Material Adverse Effect” shall be deemed to be references to a Material Adverse Effect as defined herein; and

(9)	Subclause (ii) of Section 6.01(c) of the Incorporated Agreement is amended in its entirety to read as follows:
(ii) on and after March 5, 2013, Indebtedness of the Company owed to any Subsidiary shall be subordinated to the Obligations on terms reasonably satisfactory to the Lender

(10)	The words “Secured Obligations” in Section 6.01(f) of the Incorporated Agreement are replaced with the word “Obligations.”

(11)	Section 6.04(o) of the Incorporated Agreement is amended in its entirety to read as follows:
“(o)    Investments in Subsidiaries. Investments by the Company and its Subsidiaries in their respective Restricted Subsidiaries and Investments in another Loan Party; and”
(b)    Except for Sections 5.01(f) and 5.02(c) after the Payment in Full of the Obligations, all such covenants and agreements so incorporated herein by reference shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement; provided that, following the Payment in Full of the Obligations, (i) a Restricted Subsidiary shall not be ineligible to be designated as an Unrestricted Subsidiary by virtue of the exclusion in clause (i)(A) of the definition of Unrestricted Subsidiary and (ii) the Borrower shall no longer be required to comply with any condition in Article VI of the Incorporated Agreement that requires (i) a reserve under the borrowing base under the Incorporated Agreement (including, without limitation, clause (ii) of the proviso to Section 6.01(r) and clause (i) of the proviso to Section 6.01(s) of the Incorporated Agreement) and (ii) a minimum amount of borrowing availability under the Incorporated Agreement (including, without limitation, clause (iii)(y) of the proviso to Section 6.01(f), Section 6.04(l)(ii), Section 6.04(p)(i)(B), Section 6.05(k)(i)(B), Section 6.08(b)(v)(B) and clause (ii) of the proviso to Section 6.11(b)), in each case, in order for the Borrower or its Subsidiaries to take any action or consummate any transaction otherwise permitted by the Incorporated Agreement.

(c)    For so long as the Lender is a “Lender” under the Incorporated Agreement, any financial statements, certificates, notices or other documents delivered by the Borrower to the Lender (or to the “Administrative Agent” under the Incorporated Agreement on behalf of the Lender) pursuant to the Incorporated Agreement shall be deemed delivered

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hereunder, and the Borrower shall have no additional obligation hereunder to deliver any such documents.

(d)    For so long as (x) any of the obligations of the Borrower and its Subsidiaries remain outstanding under the Incorporated Agreement and (y) the Lender is a “Lender” under the Incorporated Agreement, (i) the Borrower shall not be required to separately reimburse the Lender hereunder for the expenses of any inspection pursuant to Section 5.06 of the Incorporated Agreement, (ii) the Lender shall not exercise its right to purchase insurance pursuant to Section 5.09(d) of the Incorporated Agreement, and (iii) any determination of the “Administrative Agent” pursuant to Section 5.01(e) or 6.03(a)(i) of the Incorporated Agreement shall be deemed to be the determination of the Lender for purposes of this Agreement.

(e)     In the event that any Restricted Subsidiary of the Borrower would be required to guarantee the obligations of the Borrower (each such Restricted Subsidiary, a “Guarantor”) under the Term Loan Agreement pursuant to Section 6.08(b) of the Term Loan Agreement as in effect on the date of this Agreement (regardless of whether or not the obligations under the Term Loan Agreement have been paid in full or whether or not the Term Loan Agreement remains in effect), the Borrower shall cause such Restricted Subsidiary to guarantee the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to guaranty documentation in form and substance reasonably satisfactory to the Lender, but, if the Term Loan Agreement remains in effect, on substantially similar terms as any such guaranty provided in connection with the Term Loan Agreement. Upon the request of the Lender, the Borrower shall deliver to the Lender an opinion of counsel to the effect that (1) such guaranty has been duly executed and authorized and (2) such guaranty, constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Any Guarantor will be released from its obligations under such guarantee and the other Loan Documents to which it is a party if all of the obligations of the Borrower under this Agreement and the other Loan Documents are indefeasibly paid in full. Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its equity interests or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Guarantor is the surviving entity in such transaction, to a Person which is not the Borrower or a Restricted Subsidiary, such Guarantor will be automatically and unconditionally released from all its obligations under this Agreement and its guarantee and the other Loan Documents to which it is a party, if (x) the sale or other disposition is in compliance with this Agreement and (y) all the obligations of such Guarantor under all Debt Facilities and related documentation and any other agreements relating to any other Indebtedness of the Borrower or its Restricted Subsidiaries terminate upon consummation of such transaction. Each Guarantor will be released from its obligations under this Agreement and its guarantee and the other Loan Documents to which it is a party if the

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Borrower designated such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Term Loan Agreement in effect on the date hereof. Upon the request of (and at the expense of) the Borrower, the Lender shall promptly execute any documents to evidence the release of a Guarantor pursuant to this paragraph.

(f)    In the event that the Borrower or any Restricted Subsidiary would be required to grant a lien on any of its assets to secure its obligations in respect of the Term Loan Agreement pursuant to Section 6.08(a) of the Term Loan Agreement as in effect on the date of this Agreement (regardless of whether or not the obligations under the Term Loan Agreement have been paid in full or whether or not the Term Loan Agreement remains in effect), the Borrower and any such Restricted Subsidiary shall grant an equal and ratable lien on such assets in favor of the Lender to secure its obligations under this Agreement and the other Loan Documents pursuant to security agreements and other documentation in form and substance reasonably satisfactory to the Lender, but, if the Term Loan Agreement remains in effect, on substantially similar terms as any such security agreements and other documentation delivered in connection with the Term Loan Agreement. Concurrently with the execution of such security agreements and other documentation, the Lender hereby agrees to enter into an intercreditor agreement, in form and substance substantially similar to the Intercreditor Agreement, to the extent such Intercreditor Agreement is required by the Incorporated Agreement or the Term Loan Agreement.

5.	Events of Default. The following are “Events of Default:”

(a)	The Borrower fails to pay any principal of the Loan as and on the date when due; or

(b)
The Borrower fails to pay any interest on the Loan, or any portion thereof, within three Business Days after the date when due; or the Borrower fails to pay any fee or other amount payable to the Lender under any Loan Document, or any portion thereof, within five Business Days after the date due; or

(c)
The Borrower fails to comply with (i) any covenant or agreement incorporated herein by reference pursuant to Paragraph 4(a) above, subject to any applicable grace period and/or notice requirement set forth in Sections 7.01(d) and (e) of the Incorporated Agreement (it being understood and agreed that any such notice requirement shall be met by the Lender’s giving the applicable notice to the Borrower hereunder) or (ii) Paragraphs 4(e) and (f), subject to any applicable grace period and/or notice requirement set forth in clause (e) of Article VIII of the Term Loan Agreement (it being understood and agreed that any such notice requirement shall be met by the Lender’s giving the applicable notice to the Borrower hereunder); or

(d)	Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in

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any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e)
Any “Event of Default” specified in Sections 7.01(f), (g), (h), (i), (j), (k), (l), (m), (p) (it being understood that all references to “Loan Documents” therein shall be deemed to be referenced to the Loan Documents as defined herein) and (q) of the Incorporated Agreement (including, for purposes of this Paragraph 5(e), each Additional Incorporated Agreement Event of Default) occurs and is continuing, without giving effect to any waiver or amendment thereof pursuant to the Incorporated Agreement, it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement; or

(f)
Any guaranty agreement executed and delivered by a Guarantor that is a Significant Subsidiary pursuant to Paragraph 4(e) shall fail to remain in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any such Guarantor of its obligations under any such guaranty agreement if such Default continues for 30 days.

Upon the occurrence and during the continuance of an Event of Default, the Lender may declare all sums outstanding hereunder and under the other Loan Documents, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, all sums outstanding hereunder and under each other Loan Document, including all interest thereon, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

6.	Miscellaneous.

(a)
Subject to Paragraph 4(a)(ii), all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with generally accepted accounting principles consistently applied.

(b)	All references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of New York, New York.

(c)
The Borrower shall be obligated to pay all Breakage Costs. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Paragraph 6(c) shall be delivered to the Borrower and shall be

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conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after the Borrower’s receipt thereof.

(d)
If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund any portion of the Loan whose interest is determined by reference to the Eurodollar Base Rate, or to determine or charge interest rates based upon the Eurodollar Base Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by the Lender to the Borrower, (i) any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of the Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Base Rate component of the Base Rate, the interest rate on which Base Rate Loans, shall, if necessary to avoid such illegality, be determined without reference to the Eurodollar Base Rate component of the Base Rate, in each case until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from the Lender, convert all Eurodollar Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined without reference to the Eurodollar Base Rate component of the Base Rate), either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of the Lender determining or charging interest rates based upon the Eurodollar Base Rate, the Lender shall during the period of such suspension compute the Base Rate without reference to the Eurodollar Base Rate component thereof until it is no longer illegal for the Lender to determine or charge interest rates based upon the Eurodollar Base Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

If at any time the Lender, in its sole discretion, determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) the Eurodollar Base Rate does not accurately and fairly reflect the funding cost to the Lender of making such Loans, then the Lender shall promptly give written notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, (A) the Lender’s obligation to make or maintain

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Eurodollar Rate Loans shall cease for the period during which such circumstance exists and (B) in the event of a determination described above with respect to the Eurodollar Base Rate component of the Base Rate, the utilization of the Eurodollar Base Rate component in determining the Base Rate shall be suspended. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, convert all Eurodollar Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall be determined without reference to the Eurodollar Base Rate component of the Base Rate) on the last day of the Interest Period therefor.

(e)
If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the Eurodollar Rate); (ii) subject the Lender to any taxes (other than taxes imposed on the Lender’s income, and franchise taxes imposed on the Lender, by the jurisdiction under the Laws of which the Lender is organized or any political subdivision thereof) on its loans, loan principal, its other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans; and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any portion of the Loan the interest on which is determined by reference to the Eurodollar Base Rate, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

If the Lender determines that any Change in Law affecting the Lender or the Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company as a consequence of this Agreement or the Loan to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in this Paragraph 6(e) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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Failure or delay on the part of the Lender to demand compensation pursuant to this Paragraph 6(e) shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Paragraph 6(e) for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f)
No amendment or waiver of any provision of this Agreement (including any provision of the Incorporated Agreement incorporated herein by reference pursuant to Paragraph 4 above and any waiver of Paragraph 5(c) or Paragraph 5(e) above) or of any other Loan Document and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of the Lender and the Borrower, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

(g)
Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the address provided from time to time by such party. Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and (i) if sent by overnight courier service, the scheduled delivery date, (ii) if sent by mail, the fourth Business Day after deposit in the U.S. mail first class postage prepaid, and (iii) if sent by telecopy, when transmission in legible form is complete. All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Paragraph 1(b) hereof shall be effective only upon receipt. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder. The Lender or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be

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limited to particular notices or communications. Unless the Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
The Lender shall be entitled to rely and act upon any notices (including telephonic notices of borrowings, conversions and continuations) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

(h)
This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder. The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an affiliate of the Lender or if an Event of Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to the Borrower; provided that, in the case of any such participation, (A) the Lender’s obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (C) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment. Subject to Paragraph (6)(p), all information provided by or on behalf of the Borrower to the Lender or its affiliates may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant.

Any agreement or instrument pursuant to which the Lender sells a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, waiver, or other modification that would have the effect of (i) extending or increasing any commitment of the Lender to make extensions of credit hereunder, (ii) postponing any date fixed by this Agreement or any other Loan Document for

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any payment (excluding voluntary and mandatory prepayments) of principal, interest, fees or other amounts due to the Lender hereunder or under any other Loan Document or (iii) reducing the principal of, or the rate of interest specified herein on, the Loan or any fees or other amounts payable hereunder or under any other Loan Document. In addition, any such participant shall not be entitled to receive any greater payment under Paragraph 1(e) or 6(e) than the Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent.

(i)
The Borrower shall pay the Lender all reasonable and documented out-of-pocket expenses and legal fees incurred by the Lender in connection with the preparation, administration and enforcement of this Agreement or any instruments or agreements executed in connection herewith. All amounts due under this Paragraph 6(i) shall be payable within ten Business Days after receipt by the Borrower of a reasonably detailed invoice therefor.

(j)
The Borrower shall indemnify and hold harmless the Lender, its affiliates, and their respective partners, directors, officers, employees, agents and advisors (collectively the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, or (v) the reliance by any Indemnitee on each notice purportedly given by or on behalf of the Borrower hereunder or under any other Loan Document; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against the Lender for breach in bad faith of the Lender’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a

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court of competent jurisdiction or (z) are Excluded Taxes. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. The agreements in this Paragraph 6(j) shall survive the repayment, satisfaction or discharge of all the obligations and liabilities of the Borrower under the Loan Documents. All amounts due under this Paragraph 6(j) shall be payable within ten Business Days after receipt by the Borrower of a reasonably detailed invoice therefor.

(k)
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(l)
This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(m)
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND EACH STATE COURT IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. THE BORROWER

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IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(n)
THE BORROWER AND THE LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(o)
The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(p)
The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its affiliates’ respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by Law or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Paragraph 6(p), to (x) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vi) with the consent of the Borrower or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Paragraph 6(p) by such

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Person or (y) becomes available to the Lender on a non-confidential basis from a source other than the Borrower that is not to the knowledge of the Lender in violation of any confidentiality restrictions. For the purposes of this Paragraph 6(p), “Information” means all information received from the Borrower or its Subsidiaries or their representatives relating to the Borrower, its Subsidiaries or their respective businesses, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or its representative.

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Please indicate your acceptance of the Loan on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than February 4, 2013.
BANK OF AMERICA, N.A.

By: ____________________________________
Name:__________________________________
Title: __________________________________

Accepted and Agreed to as of the date first written above:
SMITHFIELD FOODS, INC.
By: ____________________________________
Name:__________________________________
Title: __________________________________
U.S. Taxpayer Identification Number: ____________________________
Date: __________________________________

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EXHIBIT A
DEFINITIONS

Additional Incorporated Agreement Covenant:
A covenant or agreement that is added to Article V (Affirmative Covenants) or VI (Negative Covenants) of the Incorporated Agreement after the date hereof (other than any covenant or agreement in respect of matters related to (i) the borrowing base under the Incorporated Agreement (except to the extent relating to restrictions, limitations, thresholds or conditions determined by reference to credit availability under the borrowing base) or (ii) the creation, perfection, expansion or monitoring of collateral securing the obligations under the Incorporated Agreement), as such covenant or agreement is in effect on the date so added, without giving effect to any subsequent amendment or other modification thereof.

Additional Incorporated Agreement Event of Default:
An “Event of Default” that is added to Article VII of the Incorporated Agreement after the date hereof (other than any “Event of Default” in respect of matters related to (i) the borrowing base under the Incorporated Agreement (except to the extent relating to restrictions, limitations, thresholds or conditions determined by reference to credit availability under the borrowing base) or (ii) the creation, perfection, expansion or monitoring of collateral securing the obligations under the Incorporated Agreement), as such “Event of Default” is in effect on the date so added, without giving effect to any subsequent amendment or other modification thereof.

Agreement:	This letter agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.
Applicable Rate:	With respect to any Eurodollar Rate Loan, 3.25% per annum and with respect to any Base Rate Loan, 2.25% per annum.
Base Rate:
For any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate” and (c) the Eurodollar Base Rate plus 1.0%. The “prime rate” is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:	A Loan bearing interest based on the Base Rate.

Definitions
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Breakage Costs:
Any loss, cost or expense incurred by the Lender (excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by the Lender to maintain the relevant Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) as a result of (i) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by the Borrower to prepay, borrow, continue or convert any Eurodollar Rate Loan on a date or in the amount notified by the Borrower. Such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Eurodollar Rate Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Rate Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Rate Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that the Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the London interbank market.

Business Day:
Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the state where the Lender’s lending office is located and if such day relates to any Eurodollar Rate Loan or any Base Rate Loan bearing interest at a rate based on the Eurodollar Base Rate, any such day that is also a London Banking Day.

Change in Law:
The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Code: Control:
The Internal Revenue Code of 1986, as amended from time to time.
The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management of a Person, whether through the ability to exercise voting power, by contract or otherwise.

Debt Facilities:	Has the meaning set forth in the Term Loan Agreement.

Definitions
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Default:	Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
Default Rate:
An interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

Dollar or $:	The lawful currency of the United States of America.
Environmental Laws:
Any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

Environmental Liability:
Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

ERISA: ERISA Affiliate: ERISA Event:
The Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

Has the meaning set forth in the Incorporated Agreement.

Has the meaning set forth in the Incorporated Agreement.

Eurodollar Rate:
For any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined pursuant to the following formula:

Eurodollar Rate =              Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage
Where,

Definitions
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“Eurodollar Base Rate” means:
   (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Lender from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Lender’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
   (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Lender’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Eurodollar Rate Loan:	A Loan bearing interest based on clause (a) of the definition of “Eurodollar Base Rate.”
Event of Default:	Has the meaning set forth in Paragraph 5.

Definitions
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Federal Funds Rate:
For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender.

Governmental Authority: Guarantor: Hazardous Materials:
The government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Has the meaning set forth in Paragraph 4(e).

All explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Incorporated Agreement:
The Second Amended and Restated Credit Agreement, dated as of June 9, 2011, among the Borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of January 31, 2013. Unless otherwise specified herein, all references to the Incorporated Agreement shall mean the Incorporated Agreement as in effect on the date hereof, without giving effect to any amendment, supplement or other modification thereto or thereof after the date hereof.

Indemnitee: Intercreditor Agreement:	Has the meaning set forth in Paragraph 6(j). Has the meaning set forth in the Incorporated Agreement.

Definitions
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Interest Period:
For each Eurodollar Rate Loan, (a) initially, the period commencing on the date the Eurodollar Rate Loan is disbursed or converted from a Base Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and, in each case, ending on the earlier of (x) the Maturity Date and (y) one, two, three or six months thereafter, as requested by the Borrower; provided that:
(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and
(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

Law:
Collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Loan Documents:
This Agreement, any promissory note delivered in connection with this Agreement, any guaranty, pledge agreement, security agreement, mortgage or similar instrument delivered in connection with this Agreement and any fee letter delivered in connection with this Agreement.

London Banking Day:	Any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
Material Adverse Effect:
(a) A material adverse change in, or a material adverse effect upon, the business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents to which they are a party; or (c) a material adverse effect upon the rights of or benefits available to the Lender under the Loan Documents.

Maturity Date:	February 4, 2014.
Payment in Full of the Obligations:	Has the meaning set forth in the Incorporated Agreement.
Person:	Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Definitions
CHAR1\1294753v6

Plan: Responsible Officer:
Has the meaning set forth in the Incorporated Agreement.
With respect to any Person, the president, chief executive officer, chief financial officer, executive vice president, senior vice president or vice president of such Person.

Restricted Subsidiary:	Has the meaning set forth in the Incorporated Agreement.
Significant Subsidiary:	Has the meaning set forth in the Term Loan Agreement.
Subsidiary: Term Loan Agreement:
With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” refer to a Subsidiary or Subsidiaries of the Borrower.
That certain Amended and Restated Term Loan Agreement, dated as of August 31, 2012, among the Borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent, as amended by the First Amendment to Amended and Restated Term Loan Agreement, dated as of January 31, 2013.

Unrestricted Subsidiary:	Has the meaning set forth in the Incorporated Agreement.

Definitions
CHAR1\1294753v6

EXHIBIT B
FORM OF PROMISSORY NOTE
$200,000,000    ________________, 2013
FOR VALUE RECEIVED, the undersigned, SMITHFIELD FOODS, INC., a Virginia corporation (the “Borrower”), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”) the principal sum of TWO HUNDRED MILLION Dollars ($200,000,000) or, if less, the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to the letter agreement, dated as of February 4, 2013 (such letter agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), between the Borrower and the Lender, on the Maturity Date. The Borrower further promises to pay interest on the unpaid principal amount of the Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.
The loan account records maintained by the Lender shall at all times be conclusive evidence, absent manifest error, as to the amount of the Loan and payments thereon; provided, however, that any failure to record the Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.
This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Loan evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Loan prior to the maturity thereof upon the terms and conditions therein specified.
Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the Laws of the State of New York.
SMITHFIELD FOODS, INC.
By
Name
Title

Promissory Note
CHAR1\1294753v6

EXHIBIT C

FORM OF LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Lender
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement, dated as of February 4, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Smithfield Foods, Inc., a Virginia corporation (the “Borrower”) and Bank of America, N.A., as Lender.
The undersigned hereby requests (select one):
A borrowing of the Loan
A conversion or continuation of the Loan
1.    on              (a business day).
2.    in the amount of $            .
3.    comprised of                     .
[type of loan requested]
4.    for eurodollar rate loans: with an interest period of ___ months.

SMITHFIELD FOODS, INC.
By:
Name:
Title:

Loan Notice